EXHIBIT 99.1


                            GREATER COMMUNITY BANCORP
             55 Union Boulevard, P.O. Box 269, Totowa, NJ 07511-0269
                        (973) 942-1111 Fax (973) 942-9816
                            www.greatercommunity.com

TOTOWA, NJ - March 19, 2003 - At its regular meeting held March 18, 2003, the Board of Directors of Greater Community Bancorp (Nasdaq: GFLS) declared a first quarter cash dividend of $0.10 per share on its common stock, payable April 30, 2003, to shareholders of record as of April 15, 2003.

Greater Community Bancorp, with $720 million in assets at 12/31/02, is a financial holding company headquartered in Totowa, New Jersey. The Company operates fifteen branches in the northern New Jersey counties of Bergen, Passaic and Morris through its three state-chartered commercial bank subsidiaries:
Greater Community Bank, Bergen Commercial Bank and Rock Community Bank. They provide traditional commercial and retail banking services to small businesses and consumers in New Jersey. The Company also owns Greater Community Financial, L.L.C., a full service securities broker-dealer, and Highland Capital Corp., an equipment leasing and financing subsidiary.

Contacts:
George E. Irwin                                      Margolin & Associates, Inc.
President and CEO                                    Linda Margolin (Media)
(973) 942-1111 x1018                                 216/765-0953
geirwin@greatercommunity.com                         lmm@margolinIR.com